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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Changes In and Disagreements with Accountants on Accounting and Financial Disclosures" in the Form 10-K and to the use of our report on MVC Capital, Inc. dated January 6, 2005 in the Form 10-K (No. 814-00201) of MVC Capital, Inc.

                                              /s/ Ernst & Young LLP

New York, New York
January 12, 2005